Exhibit 99.15

(Unofficial English Translation)

The People’s Republic of China
MINING PERMIT

Permit No. 4100000730356

Name: Baofeng Hongchang Coal Mining Co., Ltd.	Mineral Resource: Coal

Address: Zhaozhuang Village, Daying Town, Baofeng County	Underground Mining

Mine: Hongchang coal mine	Production: 150,000 metric ton/year

Type of Company: Limited Liability Company	Size of Mine: 0.6534 square kilometers

Effective Period: From July 6, 2007 to September 6, 2013

Coordinates: [X, Y] (Seams B1 and A4 Only)

1.	3754482.00, 38392585.00
2.	3754542.00, 38392268.00
3.	3754630.00, 38392216.00
4.	3754640.00, 38392200.00
5.	3754606.00, 38392145.00
6.	3754560.00, 38392000.00
7.	3754560.00, 38391865.00
8.	3754682.00, 38391865.00
9.	3754687.00, 38391640.00
10.	3753542.00, 38391944.00
11.	3753542.00, 38392471.00
12.	3753637.00, 38392406.00
13.	3753610.00, 38392330.00
14.	3753891.00, 38392330.00
15.	3753891.00, 38393230.00
16.	3754064.00, 38392268.00
17.	3754218.00, 38392536.00
18.	3754206.00, 38392640.00
19.	3754196.00, 38392640.00
20.	3754313.00, 38392600.00
21.	3754345.00, 38392645.00

Elevation: 210 - 10 meters

Payments for mining rights have been made.

Issued by Henan Province Bureau of Land and Resources on July 6, 2007